SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 and 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported):
                      December 9, 2002 (November 19, 2002)


                               U.S. ENERGY CORP.
--------------------------------------------------------------------------------
             Exact Name of Registrant as Specified in its Charter)

             Wyoming                    0-6814               83-0205516
--------------------------------     --------------     ------------------------
  (State or other jurisdiction        (Commission         (I.R.S. Employer
        of incorporation)              File No.)         Identification No.)


     Glen L. Larsen Building
     877 North 8th West
     Riverton, WY                                             82501
---------------------------------------------------      -----------------------
    (Address of Principal Executive Offices)               (Zip Code)


       Registrant's telephone number, including area code: (307) 856-9271


                                 Not Applicable
--------------------------------------------------------------------------------
               (Former Name, Former Address or Former Fiscal Year,
                          if Changed From Last Report)





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ITEM 5.  OTHER EVENTS


         A. UPDATE REGARDING NUKEM (SHEEP MOUNTAIN PARTNERS) LITIGATION. On November 19, 2002, USECC received an Order from U.S. District Judge Lewis T. Babcock granting a motion filed by the Special Master to seek an extension of time to file his final accounting report. The accounting is being conducted on the trades of uranium from three former republics of the Soviet Union (Commonwealth of Independent States, "CIS") by RWE Nukem, Inc. and its affiliates. The extension being granted is from December 6, 2002 to March 3, 2003. RWE Nukem, Inc., a wholly owned subsidiary of German utility conglomerate RWE AG (OTC Bulletin Board: "RWEOY" and DAX: "RWE GR"). RWE Nukem is the Trustee for the Sheep Mountain Partners SMP Partnership Constructive Trust. SMP is 50% owned by USECC and 50% by RWE Nukem.

     According to an Order issued previously by the U.S. District Court on February 15, 2001, "The only remaining assets of the SMP Partnership are the CIS purchase rights and the profits therefrom." The Court appointed Raymond L. Friedlob as Special Master to determine the amount owed by RWE Nukem to the partnership and to file a report with the Court. The Special Master engaged the Denver-based accounting firm of Cordes & Co. to assist him in conducting the accounting. At a status hearing held in August 2002, the Court set December 6, 2002 as the deadline for the Special Master to file his report, and ordered a further scheduling hearing for December 13, 2002.

     The Special Master's Motion for extension notes, "The accountant assisting the Special Master, Cordes & Company ("Cordes"), has notified the Special Master that as a result of a delay in the receipt of certain documentation and information from Nukem and its affiliates requested previously, which Cordes believed would be delivered in October 2002, Cordes will be unable to complete their work on the final accounting by December 6, 2002. Cordes is awaiting information relating to repurchases, cash disbursements and sales transactions, among other items, from Nukem and is unable to complete its work until this information has been received and analyzed."


     B. CONVERTIBLE SECURED DEBT TRANSACTION. On November 19, 2002 U.S. Energy Corp. borrowed $500,000 from Tsunami Partners, L.P., a private limited partnership. The terms of the loan are: Loan maturity in 24 months from closing, with annual interest at 8%; prepayment allowed by borrower without penalty, however, on notice of intended prepayment, or at any time prior to payment at maturity at the lender's option, the lender may convert the loan principal (but not interest) into restricted shares of U.S. Energy Corp. common stock at the rate of 1 share for $3.00 of principal, or into restricted shares of common stock of Rocky Mountain Gas, a subsidiary of U.S. Energy, at the rate of 1 share for $2.00 of principal; and a security interest in U.S. Energy's assets but not assets relating to contract rights related to the molybdenum property at Mt. Emmons, Crested Butte, Colorado, or choses in action related to the litigation involving Contour Development, or assets of RMG or Sutter Gold Mining Company. Also, the lender has no recourse, in the event of default on the loan, to any chose in action involving litigation with Nukem, Inc., until the lender in that event first forecloses its security interest in other assets of U.S. Energy Corp. securing the loan.

     In addition, U.S. Energy Corp. issued to the lender a warrant to purchase until November 19, 2005, 60,000 shares of U.S. Energy Corp. restricted common stock, at $3.00 per share, and Rocky Mountain Gas issued to the lender a warrant to purchase until November 19, 2005, 60,000 shares of RMG restricted common stock, at $2.00 per share.



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     VentureRound Group LLC acted as agent in the transaction, for which services U.S. Energy Corp. paid VRG $20,000 cash and issued to VRG a warrant to purchase until November 19, 2005, 15,000 restricted shares of common stock of U.S. Energy Corp., at $3.00 per share.

     Resale of the shares of U.S. Energy Corp. common stock issuable to the lender on conversion of the note, and the shares issuable on exercise of the warrants to purchase shares of common stock of U.S. Energy Corp. issued to the lender, and to VRG, will be registered on Form S-3 to be filed with the Securities and Exchange Commission.

     Loan proceeds are to be used for general corporate purposes of U.S. Energy Corp., and possibly for acquisition of gas properties by RMG and RMG operating costs.


                           FORWARD LOOKING STATEMENTS

     This Report on Form 8-K includes "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical fact included in this Report, are forward-looking statements. In addition, whenever words like "expect," "anticipate" or "believe" are used, we are making forward-looking statements.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

10.66    Convertible Note and Security Agreement dated November 19, 2002







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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  U.S. ENERGY CORP.


Dated:  December 9, 2002                     By:     /s/  Daniel P.  Svilar
                                                  ------------------------------
                                                  DANIEL P. SVILAR, Secretary





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